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                                                                     EXHIBIT 15A



[DELOITTE & TOUCHE LLP LOGO LETTERHEAD]
SUITE 900
600 RENAISSANCE CENTER
DETROIT, MICHIGAN  48243-1704



INDEPENDENT ACCOUNTANTS' REPORT


Shareholders and Board of Directors
Chrysler Corporation
Auburn Hills, Michigan


We have reviewed the accompanying interim consolidated balance sheet of Chrysler Corporation and consolidated subsidiaries as of September 30, 1997 and 1996 and the related interim consolidated statements of earnings for the three-month and nine-month periods ended September 30, 1997 and 1996 and condensed consolidated cash flows for the nine month period ended September 30, 1997 and 1996. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Chrysler Corporation and consolidated subsidiaries as of December 31, 1996, and the related consolidated statements of earnings and cash flows for the year then ended (not presented herein); and in our report dated January 21, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1996 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



Deloitte Touche LLP Signature


October 10, 1997

Deloitte Touche Tohmatsu International